Exhibit 99

                           FPIC INSURANCE GROUP, INC.
                        COMMENTS ON RECENT RATING CHANGE


            JACKSONVILLE, Fla. (Business Wire) - October 23, 2002 - FPIC Insurance Group, Inc. (the "Company") (Nasdaq: FPIC) commented today on a recent change in the Company's group rating by A. M. Best Company ("Best") from A- (Excellent) with a negative outlook to B++ (Very Good) with a stable outlook. Based on Best's published ratings guidelines, a Best rating of B++ (Very Good) is a "Secure" rating assigned to companies that have, on balance, very good balance sheet strength, operating performance and business profile, when compared to standards established by Best.

John R. Byers, President and Chief Executive Officer, commenting on the rating change, stated, "We understand Best's position, given the current economic and insurance industry environment, and believe the change is as much reflective of market conditions as it is of our Company. We remain confident that the actions we have taken to improve pricing, strengthen our underwriting and efficiently and effectively handle claims will allow us to continue to maintain our strong position in our core markets. Our organization has been a leader in our core Florida market for over 25 years and for a majority of that time did not have a rating. Consequently, we believe the rating change will not materially impact our ability to continue to execute our business plan, particularly in light of current hardening market conditions."

The Company also reported that its lenders have expressed a willingness to work with the Company with respect to appropriate revisions to its loan agreement as a result of the non-compliance with a loan covenant resulting from the rating change. Accordingly, the Company's lenders have agreed to forbear taking any action for a 30-day period to allow adequate time to agree upon and finalize appropriate revisions.

The group rating change applies to the Company's four insurance companies, First Professionals Insurance Company, Inc., Anesthesiologists Professional Assurance Company, Intermed Insurance Company and Interlex Insurance Company.

Safe Harbor Disclosure
----------------------
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Any written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, (i) uncertainties relating to government and regulatory policies (such as subjecting the Company to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting the Company's current operations), (ii) the occurrence of insured or reinsured events with a frequency or severity exceeding the Company's estimates, (iii) legal developments,



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including claims for extra-contractual obligations or in excess of policy limits in connection with the administration of insurance claims, (iv) the uncertainties of the loss reserving process, (v) the actual amount of new and renewal business and market acceptance of expansion plans, (vi) the loss of the services of any of the Company's executive officers, (vii) changing rates of inflation and other economic conditions, (viii) the ability to collect reinsurance recoverables, (ix) the competitive environment in which the Company operates, related trends and associated pricing pressures and developments,
(x) the impact of mergers and acquisitions, including the ability to successfully integrate acquired businesses and achieve cost savings, competing demands for the Company's capital and the risk of undisclosed liabilities,
(xi) developments in global financial markets that could affect the Company's investment portfolio and financing plans, (xii) risk factors associated with financing and refinancing, including the willingness of credit institutions to provide financing and the availability of credit generally, (xiii) developments in reinsurance markets that could affect the Company's reinsurance program; and
(xiv) changes in the Company's financial ratings resulting from one or more of these uncertainties and other factors.

The words "believe," "anticipate," "foresee," "estimate," "project," "plan," "expect," "intend," "hope," "should," "will," "will likely result" or "will continue" and variations thereof or similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Profile
-----------------
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of professional liability insurance for physicians, dentists and other healthcare providers, primarily in Florida and Missouri. The Company also provides management and administration services to Physicians' Reciprocal Insurers, a New York medical professional liability insurance reciprocal, and third party administration services both within and outside the healthcare industry.

Contact
-------
Roberta Goes Cown
Senior Vice President and Corporate Counsel
904/354-2482, Extension 3287

For all your investor needs, FPIC is on the Internet at http://www.fpic.com
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